UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

NEW YORK & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

450 West 33rd Street
5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 7, 2010, New York & Company, Inc. (the “Company”) announced, among other things, that Michele Parsons has been named to the position of Executive Vice President, Merchandising.  Ms. Parsons will report to Greg Scott, President, and she will serve on the Company’s Executive Committee.  Ms. Parsons will join the Company in the beginning of January 2011.

Ms. Parsons is a strategic merchandising executive with 25 years of experience in multi-channel retail businesses.  Ms. Parsons joins New York & Company from Coach where she held the position of Vice President Merchandising Retail North America.  There, she was responsible for leading the merchandising teams of both full price and factory retail businesses.  Prior to Coach, Ms. Parsons served as President and Chief Merchandising Officer of Liz Claiborne Apparel.  She also held senior merchandising roles with Tommy Hilfiger and J. Crew Group.  Earlier in her career, Ms. Parsons held various merchandising positions with Victoria’s Secret, a division of Limited Brands, and Ann Taylor.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibit

Exhibit No.	Description
99.1	Press release issued on December 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK & COMPANY, INC.

/s/ Sheamus Toal
Date: December 7, 2010	Name:	Sheamus Toal
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on December 7, 2010